UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8430 SPIRES WAY

Frederick, Maryland 21701

(Address of principal executive offices) (Zip Code)

(800) 525-1698

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Shareholders of TOMI Environmental Solutions, Inc. (the “Company”) held on November 21, 2022 (the “Annual Meeting”), the shareholders of the Company approved two proposals, a description of which may be found in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 19, 2022. Of the 19,763,955 shares of voting stock outstanding as of the record date, 12,477,569 shares were represented at the Annual Meeting, which constituted a quorum. The final voting results of the two proposals are set forth below.

Proposal 1: Election of Class II Directors

The Company's shareholders elected Ms. Kelly J. Anderson and Mr. Walter C. Johnsen to serve as the Class II Directors on the Company's Board of Directors (the “Board”), to serve a three-year term that will expire at the Company's 2025 Annual Meeting of Shareholders and at such time as his or her successor has been duly elected and qualified or his or her earlier resignation or removal. The voting results are as follows:

	For	Withheld	Broker Non-Votes
Ms. Kelly J. Anderson	9,400,653	194,865	2,882,051
Mr. Walter C. Johnsen	9,472,282	123,236	2,882,051

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Company's shareholders ratified the appointment of Rosenberg Rich Baker Berman & Co. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022, as set forth below:

For	Against	Abstain
12,311,753	161,686	4,130

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: November 22, 2022	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

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